EXHIBIT 16.1




                ERNEST D. LOEWENWARTER & CO. LLP
                            Suite 274
                      200 Old Country Road
                     Mineola, New York 11501



                                   March 11, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

     We have read Item 4 of Form 8-K of Dionics, Inc. for the event that occurred on March 10, 2005, and are in agreement with the statements contained therein insofar as they relate to our firm.



                             /s/ ERNEST D. LOEWENWARTER & CO. LLP
                             ERNEST D. LOEWENWARTER & CO. LLP